UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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CEVA, Inc.
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CEVA, INC.

1174 Castro Street, Suite 210
Mountain View, California 94040

Notice of Annual Meeting of Stockholders
to be held on May 20, 2019

To the stockholders of CEVA, Inc.:

The annual meeting of stockholders of CEVA, Inc., a Delaware corporation, will be held on Monday, May 20, 2019, at 8:30 a.m., local time, at Chrysler East Building, 666 Third Avenue, 13th Floor, New York City, New York for the purpose of considering and voting upon the following matters:

1.	To elect eight directors, as specifically set forth in the attached proxy statement, to serve until the 2020 annual meeting of stockholders or until their successors are elected and qualified;

2.	To approve an amendment to our ceritifcate of incorporation to reduce the number of shares of authorized common stock to 45,000,000;

3.	To ratify the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2019;

4.	Advisory vote to approve named executive officer compensation; and

5.	To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

Our board of directors presently has no knowledge of any other business to be transacted at the annual meeting.

The foregoing items of business are more fully described in the attached proxy statement.

On or about April 9, 2019, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record on March 22, 2019. The notice will contain instructions on how to vote your shares and how to access an electronic copy of our proxy materials, including this proxy statement and our annual report to stockholders which contains our 2018 consolidated financial statements and other information of interest to you.

Holders of record of our common stock at the close of business on March 22, 2019 are entitled to receive the Notice of Internet Availability of Proxy Materials, this proxy statement and the 2018 annual report and to vote at the annual meeting.

We urge you to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please vote as soon as possible and refer to the specific instructions for voting on the Notice of Internet Availability of Proxy Materials.

By order of the board of directors,

/s/ Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer

April 9, 2019
Mountain View, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The notice, proxy statement and 2018 annual report are available at http://materials.proxyvote.com/157210.

CEVA, INC.

Proxy Statement

For the Annual Meeting of Stockholders
to be held on May 20, 2019

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the annual meeting of stockholders to be held on Monday, May 20, 2019, at 8:30 a.m., local time, at Chrysler East Building, 666 Third Avenue, 13th Floor, New York City, New York, including any postponements or adjournments thereof.

A Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction form and our 2018 annual report to stockholders will be made available on or about April 9, 2019 to our stockholders of record on March 22, 2019 at http://materials.proxyvote.com/157210. Paper copies of the proxy materials may be obtained by following the instructions on the Notice of Internet Availability of Proxy Materials. The 2018 annual report incorporates our annual report on Form 10-K for 2018, including financial statements and financial statement schedules, but excluding exhibits, as filed with the Securities and Exchange Commission (the “SEC”). We will provide copies of the exhibits to our annual report on Form 10-K upon the written request of any of our stockholders as of the record date for the annual meeting and payment of a fee which fee shall be limited to our reasonable expenses in providing such exhibits. Please address your request to CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040, Attention: Corporate Secretary. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the SEC may be accessed, free of charge, at our website, www.ceva-dsp.com and on the SEC’s website at www.sec.gov, as soon as practicable after filing. Our website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement.

Notice of Internet Availability of Proxy Materials

Under rules adopted by the SEC, we may furnish our proxy materials to our stockholders over the Internet, rather than mailing printed copies of those materials to each stockholder. Each stockholder who receives a Notice of Internet Availability of Proxy Materials has the right to vote on all matters presented at the annual meeting. Our stockholders will not receive a printed copy of the proxy materials unless requested. Instead, the Notice of Internet Availability of Proxy Materials will provide instructions as to how a stockholder may access and review a copy of our proxy materials on the Internet, including this proxy statement and our 2018 annual report. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if a stockholder would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If a stockholder shares an address with another stockholder and has received only one Notice of Internet Availability of Proxy Materials, such stockholder may write to us at the following address to request a separate copy of these materials at no cost to such stockholder: CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040, Attention: Corporate Secretary. Beneficial owners (i.e. holders of our common stock through a broker dealer, not in their own names) may contact their broker or other nominee to request a separate copy of these materials.

Voting of Proxies

Voting by Proxy Card. All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

Voting by Telephone or the Internet. A stockholder may vote his, her or its shares by calling the toll-free number indicated on the Notice of Internet Availability of Proxy Materials and following the recorded instructions or by accessing the website indicated on the Notice of Internet Availability of Proxy Materials and following the instructions provided. When a stockholder votes via the Internet or by telephone, his, her or its vote is recorded immediately. We encourage stockholders to vote using these methods whenever possible.

Voting by Attending the Meeting. A stockholder of record may vote his, her or its shares in person at the annual meeting. A stockholder planning to attend the annual meeting should bring proof of identification for entrance to the annual meeting. If a stockholder of record attends the annual meeting, he, she or it may also submit his, her or its vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting. If your shares are held in “street name” or by a broker or nominee, you should follow the directions provided by your broker or nominee regarding how to vote in person at the annual meeting.

Revocability of Proxies. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. If the shares of common stock are held in your name, you may revoke your proxy (1) by filing with our corporate secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy relating to the same shares, or (2) by attending the annual meeting and voting in person (although attendance at the annual meeting will not by itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by our corporate secretary prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our corporate secretary or should be sent to CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040, Attention: Corporate Secretary. If your shares are held in “street name” or by a broker or nominee, you should follow the directions provided by your broker or nominee regarding how to revoke your proxy.

If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the board of directors.

If a stockholder indicates on a proxy that the shares should be voted “FOR” approval of the matters presented at the annual meeting, the proxy holders will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn or postpone the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder expressly withholds authorization for the proxies to use their discretion. Gideon Wertheizer and Yaniv Arieli have been selected as proxy holders by our board of directors and currently serve as our executive officers, and Mr. Wertheizer is also a member of our board of directors.

Stockholders Entitled to Vote

Our board of directors has fixed March 22, 2019 as the record date for determination of stockholders entitled to vote at the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On March 22, 2019, there were 21,972,816 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the annual meeting.

Quorum; Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting. Shares of our common stock held by stockholders present in person or represented by proxy, including shares held by stockholders that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting. An automated system administered by Broadridge Financial Solutions Inc. will tabulate votes cast by proxy and a representative from Broadridge will act as inspector of elections to tabulate votes cast in person at the annual meeting.

Under the General Corporation Law of the State of Delaware, abstentions are included in determining the number of shares voted on the proposals submitted to stockholders (other than the election of directors) and will have the same effect as a “no” vote on such proposals. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular matter because such broker or nominee does not have the discretionary voting authority to vote the shares for which it is the holder of record with respect to a particular matter at the annual meeting and such broker or nominee has not received voting instructions from the beneficial owner. Broker “non-votes,” and shares as to which proxy authority has been withheld with respect to any matter, are generally not deemed to be entitled to vote for purposes of determining whether stockholders’ approval of that matter has been obtained. If you provide voting instructions, your shares will be voted as you direct. If you do not furnish voting instructions with respect to shares registered in the name of organizations that are not governed by NASDAQ Rule 2251, those shares will not be voted at the meeting because such organizations do not have discretionary voting power. If you do not furnish voting instructions to brokerage firms that are governed by NASDAQ Rule 2251, one of two things can happen, dependent on whether a proposal is “routine.” Under NASDAQ Rule 2251, brokerage firms, banks, broker-dealers and other similar organizations have discretion to cast votes on routine matters, such as the ratification of the appointment of an independent auditor, without voting instructions from their clients. Brokerage firms, banks, broker-dealers and other similar organizations are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors or votes on the compensation of the Company’s named executive officers, without such voting instructions.

With respect to proposal 1 of this proxy statement, each director nominee will be elected by a plurality of the votes of shares of our common stock represented and voted at the annual meeting. Nevertheless, our bylaws specify that in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall promptly tender his or her resignation following the vote. “Abstentions” will not count as a vote cast with respect to a director nominee. The nomination and corporate governance committee of our board of directors will consider the resignation offered by a director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election and recommend to our board whether to accept the resignation offer. Our board will disclose its determination within ninety days from the date of the certification of the stockholder vote for the relevant annual meeting. With respect to proposal 2 of this statement, the affirmative vote of a majority of shares of our common stock issued and outstanding as of the Record Date and entitled to vote on the proposal is required for approval. With respect to proposal 3 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval. With respect to proposal 4 of this proxy statement, the affirmative vote of a majority of shares of our common stock represented and voted at the annual meeting is required for approval, although such vote will not be binding on us. Abstentions will have no effect on the outcome of the election of the director nominees and will have the same effect as “no” votes on proposals 2, 3, and 4. Broker “non-votes” will have no effect on proposals 1, 3 and 4 and will have the same effect as “no” votes on proposal 2.

Expenses of Solicitation

We will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. We may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the company may also solicit proxies in person or by telephone, letter, electronic mail, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of April 5, 2019, regarding the beneficial ownership of shares of our common stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (b) each of our “named executive officers,” as described in the 2018 Summary Compensation Table below, (c) each of our director and director nominee, and (d) our directors and executive officers as a group. The address of each of our directors and named executive officers is c/o CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the shares of common stock. The percentages are based on 21,872,816 shares of our common stock outstanding as of April 5, 2019. Shares of our common stock subject to equity-based awards currently exercisable or exercisable within 60 days of April 5, 2019 are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by them, have sole voting and investment power with respect to the shares of common stock indicated.

	Shares of Our Common Stock Beneficially Owned		Equity-based Awards Included in Shares of Our Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent	Number

BlackRock, Inc. (1)	3,403,582	15.6%	—
The Vanguard Group, Inc. (2)	2,287,317	10.5%	—
Rice Hall James & Associates, LLC (3)	1,254,019	5.7%	—
Lord, Abbett & Co. LLC (4)	1,182,796	5.4%	—

Directors and Executive Officers
Eliyahu Ayalon	13,211	*	8,125
Zvi Limon	96,086	*	84,500
Maria Marced	19,000	*	19,000
Bruce A. Mann	50,797	*	37,375
Peter McManamon	399,521	1.8%	129,500
Sven-Christer Nilsson	34,782	*	19,500
Louis Silver	110,922	*	94,250
Gideon Wertheizer	68,109	*	—
Yaniv Arieli	30,780	*	—
Issachar Ohana	13,956	*	—
All directors and executive officers as a group (11 persons)(5)	838,667	3.8%	392,250

*	Represents less than 1% of the outstanding shares of common stock.

(1)

BlackRock, Inc. filed a Schedule 13G/A with the Securities and Exchange Commission on January 24, 2019, reporting aggregate beneficial ownership of 3,403,582 shares of our common stock as of December 31, 2018. The information contained in this table is derived from such filing. The address of the reporting person is 55 East 52nd Street, New York, NY 10022.

(2)

The Vanguard Group, Inc. filed a Schedule 13G/A with the Securities and Exchange Commission on February 11, 2019, reporting aggregate beneficial ownership of 2,287,317 shares of our common stock as of December 31, 2018. The information contained in this table is derived from such filing. The address of the reporting person is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Rice Hall James & Associates, LLC filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2019, reporting beneficial ownership of 1,254,019 shares of our common stock as of December 31, 2018. The information contained in this table is derived from such filing. The address of the reporting person is 600 West Broadway, Suite 1000, San Diego, CA 92101-3383.

(4)

Lord, Abbett & Co. LLC filed a Schedule 13G with the Securities and Exchange Commission on February 14, 2018, reporting beneficial ownership of 1,182,796 shares of our common stock as of December 31, 2017. The information contained in this table is derived from such filing. The address of the reporting persons is 90 Hudson Street, 10th Floor, Jersey City, NJ 07302.

(5)	In addition to the directors and executive officers named herein, the group is also inclusive of Michael Boukaya, who became our Chief Operating Officer as of April 4, 2019.

Equity Compensation Plan Information

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2018.

	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plan Category
Equity compensation plans approved by security holders
CEVA 2003 Director Stock Option Plan	460,750	$21.54	122,221
Options and SARs under the CEVA 2011 Stock Incentive Plan (1)	189,831	$17.12	-
RSUs under the CEVA 2011 Stock Incentive Plan (1)	564,390	-	915,379
SAR Grants to RivieraWaves Employees (2)	52,236	$15.17	-
CEVA 2002 Employee Stock Purchase Plan	n/a	n/a	211,204
Total	1,267,207	$11.02	1,248,804

(1)

Up to an aggregate 2,350,000 shares of common stock are authorized for grant under the 2011 Plan plus the number of shares that remain available for grant of awards under the 2002 Plan and any shares that would otherwise return to the 2002 Plan as a result of forfeiture, termination or expiration of option and stock appreciation right awards previously granted under the 2002 Plan.

(2)

On July 7, 2014, we issued a total of 113,000 stock appreciation rights (SARs) to 27 employees who joined us in connection with our acquisition of RivieraWaves SAS. The SARs were granted as an inducement of employment with us for such 27 employees in accordance with NASDAQ Listing Rule 5635(c)(4).

(3)	Represents the aggregate number of shares available for issuance under the 2011 Plan.

PROPOSAL 1—ELECTION OF EIGHT DIRECTORS

Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the eight nominees named below, all of whom are currently directors of CEVA. Each director will be elected to hold office until the 2020 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve on our board of directors, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

The following table sets forth certain information with respect to our directors as of March 1, 2019.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During the Past Five Years

Eliyahu Ayalon	76	1999

Mr. Ayalon served as chairman of our board of directors from November 2002 to February 2004 and has served as a member of our board of directors since November 1999. Mr. Ayalon also served as our chief executive officer from November 1999 to January 2001. He currently is the chief executive officer of E.E. Ayalon Assets Ltd. Mr. Ayalon served as President and chief executive officer of DSP Group, Inc., a NASDAQ-listed fabless semiconductor company, from April 1996 until April 2005 and from January 2007 to July 2009. Mr. Ayalon also served as a member of the board of directors of DSP Group from April 1996 to May 2013 and as the Chairman of the board of directors of DSP Group from January 2000 to June 2013. Mr. Ayalon is a director of BioView Ltd., a biotech company listed on the Tel Aviv Stock Exchange and also a member of the board of governors of Technion – Israel Institute of Technology. We believe Mr. Ayalon’s qualifications to sit on our board include his years of executive experience in the high technology and semiconductor industries, his deep understanding of our company acquired during the 15 plus years of service on our board and his board experience at public and private companies within the semiconductor industry.

Zvi Limon(1)(2)(4)	60	1999

Mr. Limon has served as a member of our board of directors since November 1999. Since 1999, Mr. Limon has been a general partner at Magma Venture Capital, a consulting and investment advisory firm. From 2006 to June 2013, Mr. Limon was a general partner of Rimon Investment Fund, a consulting and investment advisory firm. He served as chairman of Limon Holdings Ltd., a consulting and investment advisory firm, from October 1993 to July 2000. Mr. Limon was a director of DSP Group from 1999 to 2013, Tefron Ltd, a Tel-Aviv Stock Exchange-listed apparel company, from 2008 to 2013, and various private companies. We believe Mr. Limon’s qualifications to sit on our board include his years of experience providing strategic and investment advisory services to companies, his understanding of our company acquired during the 15 plus years of service on our board and his board and experience at public and private companies.

Bruce A. Mann (2)(3)	84	2001

Mr. Mann has served as a member of our board of directors since April 2001. Mr. Mann was a partner of Morrison & Foerster LLP from 1987 to 2014 and a senior of counsel until the end of 2017. He was a Senior Managing Director of WR Hambrecht & Co., an investment banking firm, from 1999 to 2003. We believe Mr. Mann’s qualifications to sit on our board include his expertise in legal matters acquired during his 40 plus years of professional services, his ability to bring risk assessment, corporate governance and public company expertise to our board and his extensive legal representation of companies in the high technology and semiconductor industries.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During the Past Five Years

Maria Marced (2)	64	2016

Ms. Marced joined our board of directors in December 2016. She is President of TSMC Europe BV., with responsibility for driving the development, strategy and management of TSMC’s business in Europe. Before joining TSMC, Maria was Senior Vice President and General Manager of Sales and Marketing at NXP Semiconductors/Philips Semiconductors. Maria joined Philips Semiconductor in September 2003 as Senior Vice President and General Manager of the Connected Multimedia Solutions Business Unit overseeing Philips' semiconductor solutions for connected consumer applications. Previous to her work with Philips, Maria was employed at Intel where she developed her professional career for more than 19 years, reaching the top position in the Europe, Middle East and Africa region as Vice President and General Manager. She currently serves as Chairwoman of the EMEA Leadership Council of the GSA (Global Semiconductor Alliance). We believe Ms. Marced’s qualifications to sit on our board include her years of executive experience in the high technology and semiconductor industries, as well as her extensive knowledge of our sales channels, competitors and end markets.

Peter McManamon	70	2003

Mr. McManamon has served as a member of our board of directors since April 2003 and has served as chairman of our board since May 2005. He was a business advisor with the Enterprise Ireland funded, Stanford University program entitled “Strategic Leadership for CFOs.” Mr. McManamon served as chief financial officer of Parthus Technologies plc from 1993 until March 2001, executive vice president of corporate development of Parthus Technologies plc from March 2001 until November 2002, a member of the board of directors of Parthus Technologies plc from 1993 until November 2002, and was one of the co-founders of Parthus Technologies plc. From May 2005 to August 2011, Mr. McManamon served as a partner of Atlantic Bridge, an investment company. In September 2011, he was appointed chairman of Atlantic Bridge. In December 2012, he completed his second five year term as a board member of The National Development Finance Agency, and as a member of the Audit Committee of the National Treasury Management Agency, appointments made by the Irish Government. He also served as a director of Openmind Networks, Ltd., a provider of SMS and MMS router solutions for mobile and wholesale operators until September 2017. We believe Mr. McManamon’s qualifications to sit on our board include his qualification as a Chartered Director, his extensive knowledge of our company, products, and strategies through his early involvement with Parthus Technologies, his financial expertise, and his executive management and corporate strategy skills.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships During the Past Five Years

Sven-Christer Nilsson(1)(3)	71	2002

Mr. Nilsson has served as a member of our board of directors since November 2002. He served as a member of the board of directors of Parthus Technologies plc from March 2000 until November 2002. Mr. Nilsson has been the Chairman and Chief Executive Officer of RIPASSO AB since August 1999. Between 1982 and 1999 he held various positions with The Ericsson Group, the telecommunications equipment supplier, including president, Ericsson Radio Systems (Sweden), vice president, Mobile Switching Systems, executive vice president, Cellular Systems-American Standards, and, from 1998, President and Chief Executive Officer. Mr. Nilsson was a director of ASSA Abloy AB, a global locks and security corporation, from 2001 to 2015 and Sprint Nextel Corporation, a telecommunications company, from 2008 to 2013, as well as various private companies. We believe Mr. Nilsson’s qualifications to sit on our board include his executive management roles at The Ericsson Group and his directorship at Sprint Nextel Corporation, as well as his extensive knowledge of our sales channels, competitors and end markets.

Louis Silver(1)(4)	65	2002

Mr. Silver has served as a member of our board of directors since April 2002. He is currently a corporate advisor and serves as Managing Director of Alba Capital S. A. and Wicklow Corp., private holding investment companies. From April 2005 until April 2015, Mr. Silver was a principal at RP Capital Group, an alternative investment firm focused on investment opportunities in EEMEA. Mr. Silver was a director of DSP Group until May 2012, and director of Scopus Video Networks Ltd., a former NASDAQ-listed company, until December 2008. We believe Mr. Silver’s qualifications to sit on our board include his corporate legal experience, financial expertise, his years of experience providing strategic and investment advisory services to companies and his public company experience by previously being a board member of DSP Group, another NASDAQ-listed semiconductor company.

Gideon Wertheizer	62	2010

Mr. Wertheizer has served as a member of our board of directors since January 2010. He has held the position of our Chief Executive Officer since May 2005. Mr. Wertheizer has 34 years of experience in the semiconductor and Silicon Intellectual Property (SIP) industries. He previously served as our executive vice president and general manager of the DSP business unit. Prior to joining us in November 2002, Mr. Wertheizer held various executive positions at DSP Group, Inc., including such roles as executive vice president – strategic business development, vice president for marketing and vice president of VLSI design. Mr. Wertheizer holds a BsC for electrical engineering from Ben Gurion University in Israel and executive MBA from Bradford University in the United Kingdom. We believe Mr. Wertheizer’s qualifications to sit on our board include his years of executive experience in the high technology and semiconductor industries, as well as his deep understanding of our company, people and products acquired as our Chief Executive Officer.

(1)	Member of audit committee.
(2)	Member of compensation committee.
(3)	Member of nomination and corporate governance committee.
(4)	Member of the investment committee.

CORPORATE GOVERNANCE

Corporate Governance Overview

Our board of directors is committed to strong and effective corporate governance, and, as a result, it regularly monitors our corporate governance policies and practices to ensure compliance with applicable laws, regulations and rules, as well as the best practices.

Our corporate governance program features the following:

●	We have an independent chairman of the board;

●	All of our directors, other than our CEO, are independent;

●	All of our board members are up for election annually;

●	We have no stockholder rights plan in place;

●

Our board committees regularly review and update, as necessary, the committee charters, which clearly establish the roles and responsibilities of each such committee, and such charters are posted on our website for review;

●	Our board generally has an executive session among our non-employee and independent directors after every board meeting;

●	Our board enjoys unrestricted access to the company’s management, employees and professional advisers;

●	We have a code of business conduct and ethics that is reviewed regularly for best practices and is posted on our website for review;

●	We have a clear set of corporate governance guidelines that is reviewed regularly for best practices and is posted on our website for review;

●	Our charter documents have no supermajority voting provisions;

●	Our insider trading policy prohibits hedging, pledging or shorting of our stock by all of our employees, including executive officers, and directors without written approval by the compliance officer;

●	None of our board members is serving on an excessive number of public company boards;

●

We have established a stock ownership requirement for our named executive officers and all of our directors to ensure that their interests remain aligned with the interests of the company and our stockholders;

●	We had no related party transactions as defined by the Securities and Exchange Commission in 2018;

●	There are no family relationships among any of our directors or executive officers;

●	Our board performs an annual self-assessment, led by the chair of the nomination and corporate governance committee, to evaluate its effectiveness in fulfilling its obligations; and

●

Our corporate governance documents do not contain a supermajority standard for the approval of a merger or a business combination, which transaction requires the affirmative vote of a majority of the outstanding shares.

Board Leadership Structure

Our board of directors has a chairman who is a non-employee director. Our chairman is responsible for chairing board meetings and meetings of stockholders, assisting management in setting the agendas for board meetings, providing information to the board members in advance of meetings and between meetings and providing guidance to our Chief Executive Officer on corporate strategies. Our Chief Executive Officer joined as a member of our board in January 2010. Our Chief Executive Officer is responsible for implementing the strategic direction of the company and the day to day leadership and performance of the company. Our board of directors unanimously appointed our Chief Executive Officer to the board in consideration of the insights he brings to the board in light of his day to day leadership of the company and intimate knowledge of our business and operations.

The Board’s Role in Risk Oversight

Our board of directors utilizes an enterprise-wide approach to risk management, designed to support the achievement of business objectives, including organizational and strategic objectives, improve long-term organizational performance and enhance stockholder value. The involvement of the full board in setting our business strategy is a key part of its assessment of management’s plans to deal with business risks and determination of what constitutes an appropriate level of risk for the company. While our board has risk oversight responsibility, management is responsible for assessing and managing material risk exposures. Our board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, and strategic and reputational risks. While the full board has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. For example, financial, legal, IT and general business risks, including internal controls and oversight of management’s maintenance of the corporate risk register, are overseen by the audit committee. Risks that may be implicated by our executive compensation programs are overseen by the compensation committee and from time to time by the nomination and corporate governance committee. Upon identification of a risk, the assigned board committee or the full board discuss or review risk management and risk mitigation strategies. Additional review or reporting on enterprise risks is conducted as needed or as requested by the board or committee.

Director Independence

Our board of directors has determined that all members of the board, except Mr. Wertheizer, who is our Chief Executive Officer, are independent pursuant to the NASDAQ listing rules. In making this determination, our board of directors considered transactions and relationships between each director or his or her immediate family and the company and our subsidiaries. There were no such transactions or relationships in 2018. As a result of this review, our board affirmatively determined that all of our directors, except Mr. Wertheizer, who is our Chief Executive Officer, are independent under the standards set forth by the NASDAQ listing rules.

Relationships among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Board of Directors Meetings

Our board of directors met 6 times in meetings or telephonically during 2018 and acted by written consent twice in 2018. All directors attended at least 75% of the meetings of our board of directors. It is the policy of our board that the independent directors shall meet separately with no members of management present in executive sessions on a routine basis, but no less than twice annually, to review and discuss, among other things, the company’s strategy, performance and management effectiveness.

Board Committees

Our board of directors has an audit, compensation, and nomination and corporate governance committee – each of which operates under a charter that has been approved by the board. Current copies of each of the audit, compensation and nomination and corporate governance committee’s charters are posted on the corporate governance section of our website, www.ceva-dsp.com.

The primary purpose of the audit committee is to assist the board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of CEVA and audits of the financial statements of CEVA. The members of the audit committee are Zvi Limon, Sven-Christer Nilsson and Louis Silver. Mr. Silver serves as the chairman of the audit committee. Mr. Nilsson has been determined as the audit committee financial expert. The audit committee met 5 times in meetings or telephonically during 2018. All of the members of the audit committee are independent as defined by the NASDAQ listing standards and as defined under the independence requirements of Rule 10A-3 under the Exchange Act.

The primary purposes of the compensation committee are to discharge the responsibilities of the board of directors relating to compensation of CEVA’s executive officers, to make recommendations with respect to new incentive compensation and equity-based plans and to make recommendations regarding director compensation and administration of CEVA’s equity compensation plans. The members of the compensation committee are Zvi Limon, Bruce Mann and Maria Merced. Mr. Limon serves as the chairman of the compensation committee. The compensation committee met 6 times in meetings or telephonically in 2018 and acted by written consent three times in 2018. All of the members of the compensation committee are independent as defined by the NASDAQ listing standards.

The primary purpose of the nomination and corporate governance committee is to recommend to the board of directors the persons to be nominated for election as directors at any meeting of stockholders; develop and recommend to the board of directors a set of corporate governance principles applicable to CEVA and to oversee the evaluation of the board of directors and management. The members of the nomination and corporate governance committee are Bruce Mann and Sven-Christer Nilsson. Mr. Nilsson serves as the chairman of the committee. The nomination and corporate governance committee met once in 2018. All members of the nomination and corporate governance committee are independent, as defined by the NASDAQ listing standards.

Audit Committee

The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent auditor;

●	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

●	reviewing and approving non-audit related services performed by the independent auditor;

●	evaluating the performance of and assessing the qualifications of the independent auditors;

●	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

●	discussing our risk management policies;

●	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting related complaints and concerns;

●	meeting independently with our internal auditing staff, independent auditors and management; and

●	preparing the audit committee report required by SEC rules.

Audit Committee Financial Expert

Our board of directors has determined that Mr. Nilsson qualifies as an audit committee financial expert, as defined by the applicable rules of the Exchange Act, pursuant to the fact that, among other things, he was the Chief Executive Officer and President of The Ericsson Group, and in those capacities had acquired the relevant experience and expertise and has the attributes set forth in the applicable rules as being required for an audit committee financial expert. Furthermore, each member of our audit committee has demonstrated that he is capable of (i) understanding generally accepted accounting principles (“GAAP”) and financial statements, (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) analyzing and evaluating financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions.

Compensation Committee

The compensation committee’s responsibilities include:

●	determining the compensation of the executive officers, including the Chief Executive Officer;

●	reviewing and making recommendations to the board with respect to our cash and equity incentive plans;

●	reviewing and making recommendations to the board with respect to director compensation; and

●	administering CEVA’s equity incentive plans.

Nomination and Corporate Governance Committee

The nomination and corporate governance committee’s responsibilities include identifying individuals qualified to become board members and recommending to the board the persons to be nominated for election as directors and to each of the board’s committees. The committee assists the board in all matters relating to the establishment, implementation and monitoring of policies and processes regarding the recruitment and nomination of candidates to the board and committees of the board, and the development, evaluation and monitoring of our corporate governance processes and principles. The committee also is responsible for developing, implementing and monitoring compliance of our code of business conduct and ethics, and corporate guidelines and making recommendations to the board of revisions to the code and the guidelines from time to time as appropriate.

Director Annual Evaluation

It is important to the company that the board and its committees are performing effectively and in the best interest of the company and its stockholders. The board performs an annual self-assessment, led by the chair of the nomination and corporate governance committee, to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The chair of the nomination and corporate governance committee then follows up on this feedback and takes such further action as he deems appropriate.

Director Candidates

The process to be followed by the nomination and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, the nomination and corporate governance committee only considers candidates who have demonstrated executive experience, have experience in an applicable industry, or significant high level experience in accounting, legal or an applicable technical field. Other criteria will include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diversity, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

The nomination and corporate governance committee has adopted a policy of accepting recommendations from stockholders for consideration as potential director candidates. Stockholders who wish to submit a recommendation for potential director candidate for consideration should follow the procedures set forth under “Stockholder Proposals for 2020 annual meeting and Nominations of Persons for Election to the Board of Directors.” Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy materials for the next annual meeting.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the nomination and corporate governance committee or the board, by following the procedures set forth under “Stockholder Proposals for 2020 annual meeting and Nominations of Persons for Election to the Board of Directors.”

We have not received a director nominee recommendation from any stockholder (or group of stockholders) that beneficially owns more than five percent of our common stock.

Director Diversity

Our board of directors does not have a formal policy requiring the nomination and corporate governance committee to consider the diversity of directors in its nomination process. Nonetheless, our board values diversity and diversity is one of the factors considered by our nomination and corporate governance committee in the director identification and nomination process. The nomination and corporate governance committee seeks nominees with a broad diversity of experience, professions, education, skills, geographic representation and backgrounds. However, the committee seeks to have a slate of candidates for election that represents a diverse set of views, experiences, and backgrounds.

Communicating with the Independent Directors by Stockholders

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nomination and corporate governance committee, with the assistance of our corporate secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nomination and corporate governance committee or the corporate secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Board of Directors c/o Corporate Secretary, CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040.

Code of Business Conduct and Ethics

Our board of directors adopted a code of business conduct and ethics. This code applies to all of our employees and is posted on the corporate governance section of our website at www.ceva-dsp.com. The code satisfies the requirements under the Sarbanes-Oxley Act of 2002, NASDAQ rules applicable to issuers listed on the NASDAQ Market and the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). The code, among other things, addresses issues relating to conflicts of interests, including internal reporting of violations and disclosures, and compliance with applicable laws, rules and regulations. The purpose of the code is to deter wrongdoing and to promote, among other things, honest and ethical conduct and to ensure to the greatest possible extent that our business is conducted in a legal and ethical manner. Any waivers to the code with respect to our executive officers and directors may be granted only by the audit committee. Any waivers to the code with respect to the remainder of the employees may be granted by the corporate compliance officer, which is currently our Chief Financial Officer. Any waivers to the code and any amendments to the code applicable to our Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller or persons performing similar functions, will be posted on our website.

Our audit committee has also established procedures for (a) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, as well as any other complaints, and (b) the confidential, anonymous submission via a third party vendor by our employees of concerns regarding questionable accounting or auditing matters, as well as any other complaints.

Environmental, Social and Governance

We are committed to being a responsible corporate citizen in advancing environmental, social and governance initiatives. We endeavor to protect the environment by conserving energy and material resources, and minimize our carbon footprint through appropriate operational management, including recycling, using energy saving lighting and establishing other energy reduction programs and projects. Our social commitment is reflected through our employees and our corporate culture. We strive to advance diversity and inclusion through various talent acquisition programs to attract, retain and develop a diverse, highly skilled work force. We endeavor to create a culture of innovation and inspiration where employees feel a strong sense of community and collective pride in the company’s success through policies that promote employee well being, encourage employee health and fitness and promote personal and career development. With respect to governance, as noted in this proxy statement, our board is composed of all independent directors except for our chief executive officer, we have annual director election, director stock ownership requirement and annual board evaluations, as well as various stockholder rights, including voting rights for all shares, no poison pill and no supermajority voting provisions. Finally, we have a culture of high integrity which starts with our code of conduct. We have procedures to address compliance and ensure awareness of our policies and expectations for ethical behavior.

Director Attendance at Stockholder Meetings

We have adopted a guideline providing that, in light of the geographic dispersion of our directors, the directors’ attendance at the annual meeting of stockholders is encouraged but not required. All directors attended the 2018 annual meeting of stockholders in person.

Transactions with Related Parties

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law. Other than the indemnification agreements, we did not enter into any related party transactions in 2018.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding related person transactions which is incorporated in the charter of the audit committee. Pursuant to this policy, our audit committee must review and approve any such transactions. There were no related party transactions in 2018.

Legal Proceedings

To our knowledge, no material proceedings exist to which any director, officer or affiliate of CEVA, any owner of record or beneficially of more than 5% of any class of voting securities of CEVA, or any associate of any such director, officer, affiliate of CEVA, or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that, during 2018, all filings required to be made by our reporting persons in accordance with the requirements of the Exchange Act were made.

No Supermajority Vote on Approval of Mergers or Other Business Combinations

Our corporate governance documents do not contain a supermajority standard for the approval of a merger or a business combination. Such transactions require the affirmative vote of a majority of the outstanding shares.

Corporate Governance Guidelines

Our board of directors adopted a set of corporate governance guidelines which set forth the practices our board follows with respect to, among other things, the composition of the board and board committees, director responsibilities, director continuing education and performance evaluation of the board. The guidelines are posted on the IR section of our web site at www.ceva-dsp.com.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 5, 2019.

Name	Age	Business Experience
Gideon Wertheizer	62

Mr. Wertheizer has served as our Chief Executive Officer since May 2005. He joined our board of directors in January 2010. Mr. Wertheizer has 35 years of experience in the semiconductor and Silicon Intellectual Property (SIP) industries. He previously served as the Executive Vice President and General Manager of the DSP business unit at CEVA. Prior to joining CEVA in November 2002, Mr. Wertheizer held various executive positions at DSP Group, Inc., including such roles as Executive VP - Strategic Business Development, Vice President for Marketing and Vice President of VLSI design. Mr. Wertheizer holds a BsC for electrical engineering from Ben Gurion University in Israel and executive MBA from Bradford University in the United Kingdom.

Yaniv Arieli	50

Mr. Arieli has served as our Chief Financial Officer since May 2005. Prior to his current position, Mr. Arieli served as President of U.S. Operations and Director of Investor Relations of DSP Group beginning in August 2002 and Vice President of Finance, Chief Financial Officer and Secretary of DSP Group’s DSP Cores Licensing Division prior to that time. Before joining DSP Group in 1997, Mr. Arieli served as an account manager and certified public accountant at Kesselman & Kesselman, a member of PricewaterhouseCoopers, a leading accounting firm. Mr. Arieli is a CPA and holds a B.A. in Accounting and Economics from Haifa University in Israel and an M.B.A. from Newport University and is also a member of the National Investor Relation Institute.

Issachar Ohana	53

Mr. Ohana has served as our Vice President, Worldwide Sales, since November 2002 and our Executive Vice President, Worldwide Sales, since July 2006. Prior to joining CEVA in November 2002, Mr. Ohana was with DSP Group beginning in August 1994 as a VLSI design engineer. He was appointed Project Manager of DSP Group’s research and development in July 1995, Director of Core Licensing in August 1998, and Vice President—Sales of the Core Licensing Division in May 2000. Mr. Ohana holds a B.Sc. in Electrical and Computer Engineering from Ben Gurion University in Israel and an MBA from Bradford University in the United Kingdom.

Michael Boukaya	44

Mr. Boukaya has served as our Chief Operating Officer since April 4, 2019. Previously, he served as Vice President and General Manager of Wireless Business Unit from October 2014 to April 2019, and VP and Chief Architect with overall responsibility for the research and development of next generation DSP Cores, wireless platform architectures and multimedia processors from January 2006 to October 2014. Prior to joining CEVA, he was with the DSP Group since 1998, holding different engineering and R&D management positions. Mr. Boukaya holds a B.Sc. in Electronic Engineering from Technion Technology Institute and graduated from Executive Program of Stanford Graduate School of Business. He holds several patents on DSP Technology.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Compensation Philosophy and Objectives

We operate in a very competitive, dynamic and challenging industry. The compensation committee, which establishes our compensation policy, seeks to achieve the following three broad goals in connection with our executive compensation program:

●	enable CEVA to attract and retain qualified executive officers;

●

create a performance-oriented environment by rewarding executive officers for the achievement of CEVA’s business objectives and/or achievement of an individual executive officers’ particular area of responsibility; and

●

provide executive officers with equity incentives in CEVA so as to link a portion of an executive officer’s compensation with the financial performance of the company as reflected in CEVA’s common stock.

We believe that our executive officers’ compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance and ultimately the management of the company by our executive officers. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain key personnel, while providing incentives to maximize long-term value for our company and our stockholders. We further believe that our executive officers’ total annual cash compensation should vary with the company’s performance and that the higher an executive officer’s level of responsibility within the company, the greater the percentage of such executive officer’s compensation should be tied to the company’s performance. However, notwithstanding the above principles, we rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer.

The compensation committee, which is comprised solely of independent, non-employee board members, has the authority and responsibility to establish our overall compensation strategy, including reviewing, analyzing and approving the compensation structure for our Chief Executive Officer, our executive and non-executive officers and other key employees each fiscal year; and administer our incentive compensation and benefit plans, 401(k) plan, and equity incentive and purchase plans. The compensation committee regularly updates the board of directors with respect to its undertakings in establishing the company’s overall compensation strategy. Messrs. Limon and Mann, and Ms. Marced were the members of the compensation committee in 2018 with Mr. Limon as the chairman.

Executive Compensation Practices at a Glance

What We Do	What We Do Not Do

Pay for Performance under Our Executive Bonus Plans: We link pay to performance and stockholder interests by establishing annual executive bonus plans for our executive officers based solely on financial metrics established in advance by the compensation committee.

No “Single Trigger” Severance Payments or Golden Parachute Arrangements: We do not have “single trigger” severance payments owing solely on account of the occurrence of a change of control event. We do not have any golden parachute arrangements.

Capped Incentives under Our Annual Executive Bonus Plans. Our annual executive bonus plans are capped for our executive officers that are tied to their base salary for the relevant year.	No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual executive bonus plan.
Equity Awards Generally Subject to Multi-Year Vesting. All of our past equity award grants to our executive officers are subject to a multi-year vesting schedule.	No Nonqualified Defined Contribution or Other Deferred Compensation Plan. We do not have any such plans.

Thorough Compensation Risk Assessment: Our compensation committee conducts an annual assessment of the company’s executive and broad-based compensation programs to ensure prudent risk management.	No Special Perquisites or Retirement Benefits: We do not provide special perquisites or retirement benefits to our executive officers that are not generally provided to all of our employees.
Compensation Committee Independence and Experience: Our compensation committee is comprised solely of independent directors who have extensive experience.	No Tax Gross-Ups: We do not provide tax gross-ups.
Independent Compensation Advisor: Our compensation committee has the authority to select and engage its own independent advisor.

No Hedging or Pledging in Company Securities: All of our employees, including executive officers, and directors are prohibited from engaging in any hedging or pledging transaction with respect to company equity securities without written approval by the compliance officer under our insider trading policy.

Stock Ownership Policy: Our named executive officers and all of our directors are subject to such a policy.	No Re-Pricing of Equity Awards: Our equity plans prohibit repricing of equity awards without stockholder approval.

Role of Chief Executive Officer in Compensation Decisions

In its annual review of each executive officer’s total compensation, the compensation committee takes into consideration the assessment of the performance of each executive officer by Mr. Wertheizer, our Chief Executive Officer (other than his own performance, which is reviewed solely by the compensation committee), their accomplishments, and individual and corporate performance of each such executive officer, including Mr. Wertheizer’s recommendation with respect to salary adjustments and annual equity award amounts. Mr. Wertheizer’s recommendations are generally approved by the compensation committee.

Role of Compensation Consultants in Compensation Decisions

The charter of the compensation committee authorizes the committee to engage the services of consultants to assist in the determination of our executive officers’ compensation. The compensation committee engaged the services of Compensia, Inc., an independent compensation consultant, in 2017 to survey the latest trends and best practices in relation to the compensation of executive officers among the company’s peer group, as well as the compensation of directors in public companies and among the company’s peer group. The information provided by Compensia was considered by the compensation committee for purposes of setting the compensation of the executive officers and the non-employee directors of the company for 2018.

Compensation Consultant Independence

To ensure independence, the compensation committee, as needed, will directly engage a compensation consultant and determine its independence. The compensation committee determined that Compensia is independent under applicable SEC and Nasdaq rules, based on the committee’s review of the services provided to the company, and concluded that no conflict of interest existed that would prevent Compensia from independently advising the compensation committee.

2018 “Say on Pay” Advisory Vote on Executive Compensation

Our stockholders provide an advisory vote annually on executive compensation. At our 2018 annual meeting of stockholders, approximately 93% of the votes cast in the “say on pay” advisory vote were “FOR” approval of our executive compensation.

Principal Elements of Executive Compensation

Compensation of our executive officers consists of three principal components: base salary, annual cash award payable pursuant to a performance-based bonus plan and long-term equity incentive compensation consisting of grants of stock options, stock appreciation rights (“SARs”) and restricted stock units (“RSUs”). Since 2015, our executive officers are only granted RSUs.

Base Salary. The base salaries of our executive officers are reviewed annually and are set by the compensation committee. Base salaries for executive officers, including the Chief Executive Officer, are generally determined on an individual basis by evaluating (i) the executive’s scope of responsibility and changes in job responsibility, performance, prior employment experience and salary history; (ii) our financial performance, including changes in our revenues and profits, during the year; (iii) competitive market conditions for executive compensation; and (iv) internal consistency within our salary structure. The base salaries of Messrs. Wertheizer and Arieli are denominated in New Israeli Shekel (NIS) in consideration that both executive officers reside in Israel. Mr. Ohana’s base salary is denominated in U.S. dollars, as he resides in the U.S. In 2018, Mr. Werthizer received an increase of 12% in his annual base salary and each of Messrs. Arieli and Ohana received an increase of 4% in their respective annual base salaries.

Annual Cash Award. The compensation committee believes that an annual performance-based cash award component for compensation to supplement base salaries of executive officers provides an important incentive to the achievement of corporate goals.

2018 Executive Bonus Plan

In January 2018, the compensation committee established a 2018 Executive Bonus Plan for Messrs. Wertheizer and Arieli, effective January 1, 2018 to December 31, 2018. The committee believed that the 2018 Executive Bonus Plan was an important part of maintaining the overall competitiveness of the company’s executive compensation program. The 2018 Executive Bonus Plan had similar parameters as the 2017 Executive Bonus Plan.

Parameters of the 2018 Executive Plan are as follows:

Weighting	Financial Targets	Threshold for Receipt of Bonus	Linear Calculation from 90% to 100% of Target	Linear Calculation from 100% to 110% of Target
50%	2018 total revenue target of $92 million.	90% of 2018 total revenue target.	If the company achieves 95% of the 2018 total revenue target, 95% of the bonus amount, which is subject to a 50% weighting, would be payable.

For both financial targets, if actual result exceeds 100% of the target, every 1% increase of the target, up to 110%, would result in an increase of 3.5% for Mr. Wertheizer and an increase of 2.5% for Mr. Arieli. For example, if the company achieves 105% of the 2018 total revenue target, 117.5% of the bonus amount payable upon achievement of such target would be payable to Mr. Wertheizer and 112.5% to Mr. Arieli.

50%	Annual non-GAAP fully diluted EPS target of $1.05 per share.	100% of annual non-GAAP fully-diluted EPS target.	N/A

Under the 2018 Executive Plan, the target annual cash incentive award opportunities for each of Messrs. Wertheizer and Arieli were established as a percentage of each such executive officer's base salary for 2018. The target and maximum award opportunities for Messrs. Wertheizer and Arieli for 2018 were as follows:

Named Executive Officer	Target Award (as a percentage of base salary)	Maximum Award (as a percentage of base salary)
Gideon Wertheizer	70%	110%
Yaniv Arieli	50%	75%

2018 Executive Bonus Plan Payments. As the company did not achieve its 2018 total revenue target or the annual non-GAAP fully diluted EPS target, no bonuses were paid to either of Messrs. Wertheizer or Arieli under the 2018 Executive Bonus Plan.

Long-Term Incentive Compensation. Stock options, SARs and restricted stock units are generally an element of the compensation packages for our executive officers. The compensation committee recognizes that stock options, SARs and restricted stock units provide an incentive for our executive officers to maximize stockholder value because such equity awards are rewards for our executive officers only to the extent that our stockholders also benefit. The compensation committee further believes that it is to our advantage to increase our executive officers’ interest in our future performance, as these employees share the primary responsibility for CEVA’s management and growth. In 2018, we provided long-term awards to our executive officers through the grant of restricted stock units.

Compensation of Chief Executive Officer. The determination by the compensation committee of the remuneration of Mr. Wertheizer in 2018 generally was based upon methods consistent with those used for our other executive officers. The compensation committee believes that the salary and long-term incentive compensation paid to Mr. Wertheizer in 2018 were appropriate based on our compensation policy.

Compensation of Executive Vice President, Worldwide Sales. The annual cash compensation payable to Mr. Ohana is comprised of base salary, as determined in accordance with the criteria discussed above for all executive officers, and commission-based cash bonus payable quarterly based on the criteria discussed below.

2018 Incentive Bonus Plan for EVP, Worldwide Sales

The process for setting the annual revenue target for Mr. Ohana’s incentive plan begins with a discussion by our Chief Executive Officer and Chief Financial Officer of the strategic and operating plans for the relevant fiscal year. Our compensation committee reviews such objectives and subject to any further adjustments, approves them. The annual revenue target set for Mr. Ohana’s incentive plan generally requires significant effort by Mr. Ohana to achieve.

In January 2018, the compensation committee approved a 2018 Incentive Plan (the “Ohana 2018 Plan”) for Mr. Ohana, effective as of January 1, 2018.

In accordance with the Ohana 2018 Plan, which was substantially similar to the Ohana 2017 Plan, his bonus was based on a formula using a specified 2018 annual revenue target of $95 million multiplied by a specified commission rate. A commission multiplier of 1.0 was applied to the commission rate based on 0% to 100% achievement of the 2018 annual revenue target. A commission multiplier of 1.5 was applied to the commission rate based on the achievement of the 2018 annual revenue target beyond 100%. Mr. Ohana’s bonus based on the achievement of the 2018 annual revenue target was capped at $155,000. In addition, Mr. Ohana was eligible to receive an additional quarterly bonus of $5,000 each if specified quarterly revenue targets based on the 2018 annual revenue target are achieved. The quarterly revenue targets in 2018 were $21,500,000 for the first quarter of 2018, $22,000,000 for the second quarter of 2018, $24,000,000 for the third quarter of 2018 and $27,500,000 for the fourth quarter of 2018. Furthermore, Mr. Ohana is eligible to receive an additional bonus of $5,000 each time he successfully executes a license agreement with a specified strategic customer that exceeds one million dollars (not including prepaid royalties). The 2018 strategic account bonus was capped at $20,000 if the Company failed to achieve the 2018 annual revenue target but Mr. Ohana would not be subject to any cap if the 2018 annual revenue target was achieved. The commission-based bonus was payable quarterly based on the criteria discussed above and was subject to payroll taxes and tax withholdings.

For 2018, Mr. Ohana’s aggregate commission-based cash bonus was $147,000, comprised of $127,000 based on the 2018 annual revenue target and $20,000 for execution of license agreements with strategic customers. Due to their strategic significance, the company believes that the disclosure of the commission rate and specified strategic customer accounts under Mr. Ohana’s 2018 incentive plan would cause future competitive harm to the company and are therefore not disclosed.

2019 Executive Bonus Plan for Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

On February 7, 2019, the compensation committee approved a 2019 Executive Bonus Plan (the “2019 Executive Plan”), effective as of January 1, 2019, for Messrs. Wertheizer and Arieli. On April 4, 2019, in connection of Mr. Boukaya’s appointment as Chief Operating Officer, he was added to the exsisting 2019 Executive Plan.

The committee believes that the 2019 Executive Plan is an important part of maintaining the overall competitiveness of the company’s executive compensation program and serves as an effective device to motivate its executive officers to achieve the financial and strategic goals and objectives reflected in the company’s annual operating plan, which are designed to further the creation of long-term stockholder value.

Parameters of the 2019 Executive Plan are as follows:

Weighting	Financial Target	Threshold for Receipt of Bonus	Linear Calculation from 90% to 100% of Target	Linear Calculation from 100% to 110% of Target
40%	2019 non-GAAP budget approved by the Board (the “2019 Revenue Target”)	90% of 2019 Revenue Target	If the company achieves 95% of the 2019 Revenue Target, 95% of the bonus amount, which is subject to a 40% weighting, would be payable

For both financial targets (i.e. the 2019 Revenue Target and 2019 EPS Target), if actual result exceeds 100% of the target, every 1% increase of the target, up to 110%, would result in an increase of 3.5% for Mr. Wertheizer and an increase of 2.5% for Mr. Arieli.

40%	2019 non-GAAP, fully-diluted earnings per share approved by the Board (the “2019 EPS Target”)	100% of 2019 EPS Target	N/A
20%	Discretionary bonus based on the determination of the compensation committee.

Under the 2019 Executive Plan, the target annual cash incentive award opportunities for each of Messrs. Wertheizer, Arieli and Boukaya are established as a percentage of each such executive officer's base salary for 2019. The target and maximum award opportunities for Messrs. Wertheizer, Arieli and Boukaya for 2019 are as follows:

Named Executive Officer	Target Award (as a percentage of base salary)	Maximum Award (as a percentage of base salary)
Gideon Wertheizer	70%	110%
Yaniv Arieli	50%	75%
Michael Boukaya	50%	75%

Payment of bonuses (if any) will be made in 2020. Bonuses will be paid in cash in a single lump sum, subject to payroll taxes and tax holdings.

Due to their strategic significance, the company believes that the disclosure of the 2019 Revenue Target and 2019 EPS Target under the 2019 Executive Plan would cause future competitive harm to the company and therefore are not disclosed.

2019 Incentive Bonus Plan for EVP, Worldwide Sales

On February 7, 2019, the compensation committee approved a 2019 Incentive Plan (the “Ohana 2019 Plan”) for Mr. Ohana, effective as of January 1, 2019.

In accordance with the Ohana 2019 Plan, which is substantially similar to Mr. Ohana’s 2018 incentive plan, his bonus is based on a formula using a specified 2019 annual revenue target multiplied by a specified commission rate. A commission multiplier of 1.0 is applied to the commission rate based on 0% to 100% achievement of the 2019 annual revenue target. A commission multiplier of 1.5 is applied to the commission rate based on the achievement of the 2019 annual revenue target beyond 100%. Mr. Ohana’s bonus based on the achievement of the 2019 annual revenue target is capped at $155,000. In addition, Mr. Ohana is eligible to receive an additional quarterly bonus of $5,000 each if specified quarterly revenue targets based on the 2019 annual revenue target are achieved. Furthermore, Mr. Ohana is eligible to receive an additional bonus of $5,000 each time he successfully executes a license agreement with a specified strategic customer that exceeds one million dollars (not including prepaid royalties). The 2019 strategic account bonus is capped at $20,000 if the Company fails to achieve the 2019 annual revenue target but Mr. Ohana would not be subject to any cap if the 2019 annual revenue target is achieved. The commission-based bonus is payable quarterly based on the criteria discussed above and is subject to payroll taxes and tax withholdings.

Due to their strategic significance, the Company believes that the disclosure of the 2019 annual revenue target, quarterly revenue targets, commission rate and information relating to the strategic customer accounts under the Ohana 2019 Plan would cause competitive harm to the Company and therefore are not disclosed.

Equity Incentive Programs

We intend that our stock award program is the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard our stock award program as a key retention tool. In order to promote a longer term management focus and to provide an incentive for continued employment with us, stock options and SARs generally become exercisable over a four-year period, with the exercise price being equal to the fair market value of our common stock on the date of grant. Restricted stock unit awards generally become exercisable over a three-year period. The size of the equity award made to each executive officer is based upon the following factors:

●	an evaluation of the executive officer’s past performance;

●	the total compensation being paid to the executive officer;

●	the anticipated value of the executive officer’s contribution to our future performance;

●	the executive officer’s scope of responsibility;

●	the executive officer’s current position with us;

●	the number of options, SARs and restricted stock units awarded to the executive officer during previous fiscal years and the vesting status of such awards;

●	comparability with equity awards made to our other executive officers; and

●	comparability with equity awards of similarly situated executive officers at peer companies.

Stock Option Awards Granted. No stock options were granted to our executive officers in 2018.

Stock Appreciation Right Awards Granted. No stock appreciation rights were granted to our executive officers in 2018.

Restricted Stock Unit Awards Granted. In consideration of industry trend towards restricted stock unit awards, each of our executive officers were granted restricted stock units in 2018. In February 2018, each of Messrs. Wertheizer, Arieli and Ohana received a grant of 40,000 restricted stock units, 5,000 restricted stock units and 5,000 restricted stock units. In February 2019, each of Messrs. Wertheizer, Arieli and Ohana received a grant of 30,000 restricted stock units, 12,000 restricted stock units and 14,000 restricted stock units. In April 2019 in connection with his appointment as Chief Operating Officer, Mr. Boukaya received a grant of 7,000 restricted stock units. The restricted stock units granted in 2018 and 2019 vest 1/3 on the first year anniversary of the grant date with the remaining restricted stock units vesting 1/3 annually thereafter.

Timing of Grants. Equity incentive awards to our executive officers and other key employees are typically granted annually in conjunction with the review of the individual performance of our executive officers. Equity incentive awards are not necessarily granted to each executive officer during each year. Grants of equity incentive awards to newly hired executive officers who are eligible to receive them generally are made at the next regularly scheduled compensation committee meeting following their hire date.

Stock Ownership Guidelines for Executive Officers

In February 2016, the board adopted a set of stock ownership guidelines for our named executive officers so as to align this group’s interests with those of our stockholders. Pursuant to the guidelines, the named executive officers of the company, currently the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President, Worldwide Sales, are required to own (personally and collectively with members of the executive officer’s immediate family or with family trusts) by February 2, 2021, an amount of common stock valued at its fair market value equal to at least two times the 2016 annual base salary for the Chief Executive officer or at least one time the 2016 annual base salary for each of the Chief Financial Officer and the Executive Vice President, Worldwide Sales. For purposes of this ownership guideline, vested in-the-money equity awards and common stock acquired pursuant to the company’s employee stock purchase plan are included in the minimum ownership calculation.

Anti-Pledge/Hedging Policy

Pursuant to the company’s insider trading policy, all employees of the company, including executive officers, are prohibited from engaging in short-term or speculative securities transactions with respect to the our common stock, such as short sales, puts, calls and other exchange-traded derivatives, without prior consent of our compliance officer. Executive officers must also advise and discuss with our compliance officer the purchase of our securities on margin or holding our securities in a margin account or the pledging of our securities prior to engaging in such transactions. No executive officer has been approved for any transaction described in this paragraph, and we currently do not have any executive officers or directors with pledged company shares.

Retirement Benefits and Perquisites

We generally do not offer any retirement benefits to our executive officers located in Israel, except to the extent certain social benefits required pursuant to Israeli labor laws or are common practice in Israel, and such social benefits are applicable to all Israeli employees. Specifically, based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly salary of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance or pension fund to pay for this future liability payable to our employees upon termination of their employment. In addition, we make a payment of 6% of each employee’s monthly base salary to another insurance or pension fund, and this accrued amount may be withdrawn by the employee only upon retirement. We generally provide all of our Israeli employees with a car for business-related purposes and pay the associated expenses (excluding personal taxes on such benefit). Also, as is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for the benefit of each employee’s study and training purposes. The amounts of the above referenced benefits contributed by us to each of Messrs. Wertheizer and Arieli in 2018 are specified in the 2018 All Other Compensation Table of this proxy statement.

In addition, we provide our U.S. employees, including Issachar Ohana, our only U.S.-based executive officer, with participation in our 401(k) plan. We provided a 100% match to any contribution made by participants to the 401(k) plan in 2018, subject to a maximum of 6% of the participant’s compensation and specified IRS limits. The matching amount contributed by us to Mr. Ohana is shown in the 2018 All Other Compensation Table of this proxy statement.

Employment Agreements and Post-Termination Protection

The compensation committee also recognizes that, from time to time, it is appropriate to enter into agreements with certain key employees to ensure that we continue to retain their services and to promote stability and continuity within our company. We have entered into employment agreements with our executive officers. The varied terms of their employment agreements reflect the importance of retaining their services and their potential contributions to the attainment of our long-term goals. None of the employment agreements with our executive officers provide for tax gross ups and none includes any “single trigger” change-in-control provisions.

Financial Restatements

The compensation committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our compensation committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known.

Tax and Accounting Treatment of Compensation

Prior to the tax reform as noted below, Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its Chief Executive Officer and its four other most highly compensated executive officers resident in the U.S. Certain compensation, including qualified performance-based compensation, is not subject to the deduction limitation if certain requirements are met. The compensation committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Internal Revenue Code when the committee believes that such payments are appropriate and in the best interests of our stockholders, after taking into account changing business conditions or the executive officer’s performance. In addition, the compensation committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because: (1) a number of requirements must be satisfied in order for the compensation to qualify; and (2) uncertainties as to the application and interpretation surrounding this section currently exist. Section 162(m) is applicable only to Mr. Ohana as Messrs. Wertheizer and Arieli do not reside in the U.S.

However, on December 22, 2017, the U.S. federal government enacted the Tax Cuts and Jobs Act, which substantially modified the Code and, among other things, eliminated compensation deductibility under Section 162(m). As a result, going forward, any compensation amounts over $1 million paid to Mr. Ohana will no longer be deductible by it (or any other person subject to U.S. federal income tax). Our expectation is that this change will not have a material effect on our operating results or financial condition.

Compensation Policies and Practices and Risk Management

Our compensation committee considers potential risks when reviewing and approving the compensation programs for our executive officers and other employees. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

●	A Balanced Mix of Compensation Components - The target compensation mix for our executive officers is composed of base salary, annual cash bonus incentives and long-term equity awards.

●

Financial Performance Factors - Our annual cash bonus plan for 2018 used companywide financial metrics based on the company’s internal budget approved by the board to focus our executive officers on the achievement of objectives for the overall benefit of the company.

●

Capped Cash Incentive Awards - Annual cash bonus incentive awards for 2018 were capped at 70% of target and 110% of maximum bonus opportunity for our chief executive officer, and 50% and 75%, respectively, for our chief financial officer.

●	Multi-Year Vesting - Equity awards vest over multiple years requiring long-term commitment on the part of employees.

●	Stock Ownership Policy - Our named executive officers are subject to such a policy.

●	Competitive Positioning - The compensation committee has compared our executive compensation to our peers to ensure our compensation program is consistent with industry practice.

●	Corporate Governance Programs - We have implemented corporate governance guidelines, a code of conduct and other corporate governance measures and internal controls.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors of CEVA, Inc.:

Zvi Limon (Chair) Bruce Mann Maria Marced

2018 Summary Compensation

The following table sets forth the total compensation awarded to, earned by or paid to our principal executive officer, principal financial officer and the only other executive officer whose total compensation in fiscal year 2018 exceeded $100,000 for the periods presented below. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)		Total ($)
Gideon Wertheizer	2018	455,816	——	——	958,610	——	——	136,312		1,550,738
Chief Executive	2017	408,214	——	——	603,682	366,000	——	127,595		1,505,491
Officer	2016	380,627	——	——	385,581	386,000	——	118,404		1,270,612

Yaniv Arieli	2018	282,844	——	——	279,920	——	——	100,092		662,856
Chief Financial	2017	271,847	——	——	262,162	174,000	——	99,791		708,009
Officer	2016	253,430	——	——	169,711	184,000	——	93,653		700,794

Issachar Ohana	2018	292,650	——	——	279,920	——	——	206,468	(5)	779,039
Executive Vice President,	2017	281,400	——	——	262,162	——	——	237,665	(5)	781,227
Worldwide Sales	2016	281,400	——	——	169,669	——	——	235,097	(5)	686,166

(1)

Messrs. Wertheizer’s and Arieli’s 2018, 2017 and 2016 base salaries and annual cash awards made pursuant to our 2018, 2017 and 2016 Executive Bonus Plans were denominated in New Israeli Shekel (NIS). The NIS amounts were translated into the U.S. dollar at the exchange rate of NIS into the U.S. dollars at the time of payment or accrual. The base salaries of Messrs. Wertheizer and Arieli were U.S. $375,000 and U.S. $250,000, respectively, on an annual basis translated into NIS, effective January 1, 2015 to December 31, 2017. Mr. Ohana’s annual base salary was U.S. $281,400 effective January 1, 2015 to December 31, 2017. The base salaries of Messrs. Wertheizer and Arieli were approximately U.S. $450,000 and U.S. $280,000, respectively, on an annual basis translated from NIS to U.S. dollar, effective January 1, 2018. Mr. Ohana’s annual base salary was U.S. $292,650 effective January 1, 2018.

(2)

The amounts shown in this column do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value of the awards based on FASB ASC No. 718, “Stock Compensation” (“FASB ASC No. 718”).

(3)

The amounts set forth relate to annual cash awards made pursuant to our 2018, 2017 and 2016 executive bonus plans. For more information, see the discussion in the CD&A under the caption “Annual Cash Award.”

(4)	See the table captioned “2018 All Other Compensation” below for greater detail.

(5)

The amounts set forth for Mr. Ohana includes commission-based cash bonus award made pursuant to Mr. Ohana’s 2018, 2017 and 2016 incentive plans. For more information, see the discussion in the CD&A under the caption “Compensation of Executive Vice President, Worldwide Sales.”

2018 All Other Compensation

The following table sets forth all other compensation awarded to, earned by or paid to each of our named executive officers during fiscal year 2018. The NIS amounts relating to the 2018 all other compensation for Messrs. Wertheizer and Arieli are translated into the U.S. dollar at the exchange rate of NIS into the U.S. dollars at the time of payment or accrual.

Name	Perquisites and Other Personal Benefits ($)(1)	Car Allowance ($)(2)	Sales Commission ($)(3)	Israeli Social Benefits ($)(4)	Health Insurance Benefits ($)(5)	Company Contributions to 401(k) Plan ($)(6)	Study Fund ($)(7)	Israeli Social Insurance ($)(8)	Total ($)

Gideon Wertheizer	2,226	20,487	——	69,515	——	——	34,062	10,022	136,312

Yaniv Arieli	1,868	23,119	——	43,994	——	——	21,089	10,022	100,092

Issachar Ohana	——	——	149,043	——	40,925	16,500	——	——	206,468

(1)	Represents amounts for reimbursement of meal expenses incurred by each of Messrs. Wertheizer and Arieli for work-related purposes.

(2)

As is customary in Israel applicable generally to all Israeli employees, we provide a car allowance for expenses relating to the use and maintenance of the car (excluding personal taxes on such benefit).

(3)	Relates to commission-based cash bonus award made pursuant to Mr. Ohana’s 2018 incentive plan.

(4)

Based on Israeli labor laws, an Israeli employee is entitled to severance pay upon termination of employment for any reason, including retirement, based on the most recent monthly base salary (per specific criteria) of such employee multiplied by the number of years of employment of such employee. We make a payment of 8.333% of each employee’s monthly base salary to an insurance or pension fund to pay for this future liability payable to our employees upon termination of their employment, taking into account the amounts already deposited in the insurance or pension fund. In addition, we make a payment of approximately 6% of each employee’s monthly base salary to another insurance or pension fund, and this accrued amount may be withdrawn by the employee only upon retirement. The amounts represent the above referenced contributions, as well as other Israeli social benefit-related contributions, we made on behalf of each of Messrs. Wertheizer and Arieli.

(5)

Represents the value of the health insurance benefits provided to Mr. Ohana and his family, including general health PPO program, vision, dental, disability and life insurance. Similar health insurance benefits generally are provided to all of our U.S.-based employees.

(6)

We provided our U.S. employees, including Mr. Ohana, our only U.S.-based executive officer, with a 100% match to any contribution made by the participants in our 401(k) plan in 2018, subject to a maximum of 6% of the participant’s compensation and specified IRS limits. This amount represents the matching amount contributed by us to Mr. Ohana’s 401(k) account.

(7)

As is customary in Israel applicable to all Israeli employees, we provide our Israeli employees with a certain amount of monthly contributions (7.5% of their base salary) for an employee’s study and training purposes, which amounts contributed by us to Messrs. Wertheizer and Arieli in 2018 are as specified.

(8)	Based on Israeli labor laws, the Israeli Social Security Institute is entitled to monthly tax payments with an annual cap of $10,022 per employee paid by us for Messrs. Wertheizer and Arieli in 2018.

2018 Grants of Plan Based Awards

The following table sets forth the equity awards granted to Messrs. Wertheizer, Arieli and Ohana in fiscal year 2018.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Approval Date	Number of Non-Equity Incentive Plan Units Granted (#)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of shares of our common stock of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Gideon Wertheizer		2/7/2018	——	——	——	——	——	——	——	——	40,000	——	36.05	1,442,000
Yaniv Arieli		2/7/2018	——	——	——	——	——	——	——	——	5,000	——	36.05	180,250
Issachar Ohana		2/7/2018	——	——	——	——	——	——	——	——	5,000	——	36.05	180,250

(1) Represents the grant of restricted stock units pursuant to our 2011 Stock Incentive Plan. The restricted stock units vest 1/3 on the first year anniversary of the grant date with the remaining restricted stock units vesting 1/3 annually thereafter.

(2) Represents the aggregate grant date fair value of the awards based on FASB ASC No. 718, “Stock Compensation” (“FASB ASC No. 718”) but disregarding adjustments for forfeiture assumptions. For a discussion of valuation assumptions under FASB ASC No. 718, see Note 1 to our 2018 Consolidated Financial Statements included in our 2018 Annual Report on Form 10-K.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth information concerning unexercised stock options, stock appreciation rights and restricted stock units held by each of our named executive officers as of December 31, 2018. The calculations are based on our closing stock price as of December 31, 2018.

	Option Awards (1)					Stock Awards (2)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option / SAR’s Exercise Price ($)	Option / SAR’s Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable

Gideon Wertheizer	——	——	——	——	——	9,000	(1)	198,810	——	——
	——	——	——	——	——	15,318	(1)	338,375	——	——
	——	——	——	——	——	40,000	(1)	883,600	——	——

Yaniv Arieli	——	——	——	——	——				——	——
	——	——	——	——	——	3,900	(1)	86,151	——	——
	——	——	——	——	——	6,660	(1)	147,119	——	——
						5,000	(1)	110,450	——	——

Issachar Ohana	——	——	——	——	——				——	——
	——	——	——	——	——	3,900	(1)	86,151	——	——
	——	——	——	——	——	6,660	(1)	147,119	——	——
						5,000	(1)	110,450	——	——
									——	——

(1)	No stock options or SARs are held by our named executive officers.

(2)	The restricted stock units were granted pursuant to our 2011 Stock Incentive Plan.

2018 Option Exercises and Stock Vested

The following table sets forth information for each of the named executive officers with respect to the exercise of stock options, stock appreciation rights and restricted stock units to purchase shares of our common stock during 2018.

	Option Awards(1)		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Gideon Wertheizer	——	——	25,682	997,753
Yaniv Arieli	——	——	11,140	432,834
Issachar Ohana	——	——	11,140	432,834

(1)

Reflects exercise of stock appreciation rights granted pursuant to our 2011 Stock Incentive Plan and stock options granted pursuant to our 2000 Stock Incentive Plan and 2002 Stock Incentive Plan. With respect to stock appreciation rights, the value realized on exercise represents the difference between the base price of the stock appreciation right and the fair market value of our common stock on the date of exercise. With respect to stock options, the value realized on exercise represents the difference between the exercise price of the stock option and the fair market value of our common stock on the date of exercise.

(2)

Reflects vesting of restricted stock units granted pursuant to our 2011 Stock Incentive Plan. The value realized upon vesting represents the fair market value of our common stock on the date of vesting.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans to our Named Executive officers.

CEO Compensation Pay Ratio

We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2018, the total cash compensation, of Gideon Wertheizer, our Chief Executive Officer of $592,128, as shown in the Summary Compensation Table above, was approximately five times the total cash compensation of a median employee calculated in the same manner of $117,023.

Our CEO to median employee pay ratio is calculated in accordance with SEC’s rules pursuant to Item 402(u) of Regulation S-K. We identified the median employee by examining the 2018 total cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2018, the last day of our payroll year. We included all employees, whether employed on a full-time or part-time. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation. We annualized the compensation for any full-time employees that were not employed by us for all of 2018. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees.

Employment Agreements

On November 1, 2002, we entered into employment agreements, as amended, with Messrs. Wertheizer and Ohana. Although each employment agreement is for an indefinite term, the employment of each of Messrs. Wertheizer and Ohana will be terminable at any time by us, other than for cause, upon the determination of our board of directors with not less than 30 days’ notice or by the individual with notice of not less than nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana. If our board of directors determines that a termination of employment is based on the failure by either Messrs. Wertheizer or Ohana, as applicable, to perform his reasonably assigned duties, we are required to give notice or a cure period of not less than nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana prior to termination. In the event of termination of employment (i) by us without cause, (ii) by either of Messrs. Wertheizer or Ohana for good reason (provided he gives notice to us and provides us with a cure period to correct the basis for the good reason termination), or (iii) by us or an acquiring or succeeding corporation after a change in control of our company, other than for cause, within 12 months after the change in control event, then either of Messrs. Wertheizer or Ohana, as applicable, would be entitled to the compensation, including medical and, to the extent applicable, pension benefits, to which he would otherwise have been entitled had he remained employed by us for two years, and his options will vest in full; provided, that the provision of any such benefits is contingent upon the execution by either of Messrs. Wertheizer or Ohana, as applicable, a release in a form reasonably acceptable to us. If either of Messrs. Wertheizer or Ohana terminates his employment with us without good reason but after the provision of prior notice in accordance with the notice period requirements, irrespective of the date of the termination of actual employment, he would be entitled to compensation and benefits through the end of the notice period which is nine months in the case of Mr. Wertheizer and six months in the case of Mr. Ohana. If the employment of either of Messrs. Wertheizer or Ohana is terminated by death, his options will vest in full.

On August 18, 2005, we entered into an employment agreement with Mr. Arieli. Upon the termination of his employment, Mr. Arieli will be entitled to severance benefits in accordance with the laws of the State of Israel. The employment agreement was effective as of August 1, 2005 and shall continue in effect until terminated in accordance with its terms. The employment of Mr. Arieli may be terminable at any time by either party and for any reason with six months prior written notice. If we terminate Mr. Arieli’s employment without providing the requisite notice period, Mr. Arieli will be entitled to an amount equal to six months of his then applicable monthly base salary. In May 2007, to provide consistency with the employment agreements of Messrs. Wertheizer and Ohana, our board of directors determined that if Mr. Arieli resigns for good reason or if the company, or an acquiring or succeeding corporation after a change in control of our company, terminates him, other than for cause, within 12 months after the change in control event, then Mr. Arieli’s then outstanding options would vest in full. In November 2013, to provide further consistency with the employment agreements of Messrs. Wertheizer and Ohana, our board of directors determined that if Mr. Arieli resigns for good reason or if the company, or an acquiring or succeeding corporation after a change in control of our company, terminates him, other than for cause, within 12 months after the change in control event, then he would be entitled to the compensation, including medical and, to the extent applicable, pension benefits, to which he would otherwise have been entitled had he remained employed by us for two years.

On April 4, 2019, we entered into an amended and restated employment agreement with Mr. Boukaya in connection with his appointment as Chief Operating Officer. The employment of Mr. Boukaya is terminable at any time by either party and for any reason with six months prior written notice. If the company terminates Mr. Boukaya’s employment without providing the requisite notice period, Mr. Boukaya will be entitled to an amount equal to six months of his then applicable monthly base salary. Upon termination of his employment, Mr. Boukaya will be entitled to severance benefits in accordance with the laws of the State of Israel. Mr. Boukaya’s base monthly salary effective as of April 4, 2019 is 65,000 denominated in New Israeli Shekel (NIS). He is also entitied to 3,000 NIS for monthly car allowance, as well as other standard Israeli benefits available to all Israeli employees.

Potential Payments Upon Termination or Change of Control

The following table sets forth the amount of compensation to each of Messrs. Wertheizer, Ohana and Arieli in the event termination of such executive officer’s employment or a change in control of our company occurred as of December 31, 2018. The calculations for Messrs. Wertheizer and Arieli are based on the exchange rate of NIS into the U.S. dollars at December 31, 2018. The value realized for each of Messrs. Wertheizer, Arieli and Ohana is based on the difference between the exercise price of the stock options or the base price of the stock appreciation rights and the closing price of our common stock on December 31, 2018.

Name: Gideon Wertheizer	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination by Company After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason within 12 months of Change in Control ($)

Base Salary	——	327,775	874,066	——	874,066	874,066
Vested/Unvested Shares of Restricted Stock Units	——	——	1,420,785	1,420,785	1,420,785	1,420,785
Study fund	——	24,583	65,555	——	65,555	65,555
Israeli Social Benefits	——	49,529	132,078	——	132,078	132,078
Accrued Vacation Pay	848,717	848,717	848,717	848,717	848,717	848,717
Total	848,717	1,250,604	3,341,201	2,269,502	3,341,201	3,341,201

Name: Issachar Ohana	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination by Company After Provision of Requisite Notice ($)	Termination upon Death of Employee ($)	Termination w/o Cause or for Good Reason ($)	Termination w/o Cause or for Good Reason within 12 months of Change in Control ($)

Base Salary	——	146,325	585,300	——	585,300	585,300
Vested/Unvested Shares of Restricted Stock Units	——	——	343,720	343,720	343,720	343,720
Health Care	——	20,463	81,851	——	81,851	81,851
Accrued Vacation Pay	140,810	140,810	140,810	140,810	140,810	140,810
Total	140,810	307,597	1,151,681	484,530	1,151,681	1,151,681

Name: Yaniv Arieli	Termination for Cause ($)	Voluntary Termination by Employee After Provision of Requisite Notice ($)	Termination by Company After Provision of Requisite Notice ($)	Termination upon Death of Employee	Termination w/o Cause or for Good Reason	Termination w/o Cause or for Good Reason within 12 months of Change in Control

Base Salary	——	135,272	541,089	——	541,089	541,089
Vested/Unvested Shares of Restricted Stock Units	——		343,720	343,720	343,720	343,720
Study fund	——	10,145	40,582	——	40,582	40,582
Israeli Social Benefits	——	20,714	82,856	——	82,856	82,856
Accrued Vacation Pay	212,516	212,516	212,516	212,516	212,516	212,516
Total	212,516	378,647	1,220,763	556,236	1,220,763	1,220,763

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee of our board of directors are Messrs. Limon, Mann and Ms. Marced. No member of this committee is a present or former officer or employee of CEVA or any of its subsidiaries. No executive officer of CEVA served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board or compensation committee.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the company as well as the skill-level we require of members of our board.

2018 Director Compensation

Cash Compensation Paid to Board Members

Directors who are employees of CEVA do not receive any additional compensation for their services as directors. Directors who are not employees of CEVA are entitled to an annual retainer, payable in quarterly installments. In 2018, the board annual retainer for all non-employee directors was $40,000. The chairman received an additional annual retainer of $22,500. The chairman of the audit committee, compensation committee and nomination and corporate governance committee received an additional annual retainer of $15,000, $10,000 and $10,000, respectively. Each director (other than the chairman) on the audit committee, compensation committee and nomination and corporate goverance committee received an additional annual retainer of $5,000. Mr. Wertheizer is not eligible to receive any additional compensation or equity awards.

All directors are reimbursed for expenses incurred in connection with attending board and committee meetings.

Equity Award

Non-employee directors receive one equity award grant annually. In consideration of industry trend towards restricted stock unit awards, each of our directors were granted restricted stock units starting in 2018. In July 2018, each director was granted shares of restricted stock units based on an annualized value of $124,670, which vest 50% on the first year anniversary of the grant date and the remaining 50% on the second year anniversary of the grant date. Any new director on the board would receive a number of restricted stock units based on the same annualized value with the same vesting schedule.

Director Stock Ownership Guidelines

Our board of directors believes that, in order to align the interests of directors and stockholders, directors should have an equity stake in the company. In February 2015, the compensation committee recommended and the board adopted a set of stock ownership guidelines for directors so as to align the directors’ interests with those of our stockholders. Pursuant to the guidelines, existing directors are required to own (personally and collectively with members of the director’s immediate family or with family trusts) by February 2, 2020, an amount of common stock with a fair market value equal to at least two times the total annual retainer cash compensation paid by the company for board service (excluding for this purpose compensation that is not paid to all independent directors, such as compensation for committee or chair service). Newly appointed or elected directors would have up to five years from the date of appointment or election to meet this requirement for stock ownership. For purposes of this ownership guideline, vested equity awards would be considered when determining a director’s stock ownership.

2018 Director Compensation Table

Name	Directorship Fees Earned or Paid in Cash ($)	Equity Awards ($) (1)	Total ($)

Peter McManamon (2)	62,500	229,575	292,075

Eliyahu Ayalon (3)	40,000	123,274	163,274

Zvi Limon (4)	51,250	128,341	179,591

Maria Marced (5)	41,250	229,768	271,018

Bruce Mann (6)	50,000	210,316	260,316

Sven-Christer Nilsson (7)	58,750	214,546	273,296

Louis Silver (8)	58,750	215,382	274,132

(1)

The amounts shown in this column do not reflect compensation actually received by the directors. Instead, the amounts represent the aggregate grant date fair value of the awards based on FASB ASC No. 718. In 2018, restricted stock units granted to our non-employee directors were made pursuant to our 2011 Stock Incentive Plan.

(2)

Mr. McManamon was granted 4,128 restricted stock units in 2018. As of February 28, 2019, Mr. McManamon had outstanding stock options to purchase 140,000 shares of our common stock and 4,128 restricted stock units.

(3)

Mr. Ayalon was granted 4,128 restricted stock units in 2018. As of February 28, 2019, Mr. Ayalon had outstanding stock options to purchase 13,000 shares of our common stock and 4,128 restricted stock units.

(4)

Mr. Limon was granted 4,128 restricted stock units in 2018. As of February 28, 2019, Mr. Limon had outstanding stock options to purchase 91,000 shares of our common stock and 4,128 restricted stock units.

(5)

Ms. Marced was granted 4,128 restricted stock units in 2018. As of February 28, 2019, Ms. Marced had outstanding stock options to purchase 38,000 shares of our common stock and 4,128 restricted stock units.

(6)

Mr. Mann was granted 4,128 restricted stock units in 2018. As of February 28, 2019, Mr. Mann had outstanding stock options to purchase 45,500 shares of our common stock and 4,128 restricted stock units.

(7)

Mr. Nilsson was granted 4,128 restricted stock units in 2018. As of February 28, 2019, Mr. Nilsson had outstanding stock options to purchase 29,250 shares of our common stock and 4,128 restricted stock units.

(8)

Mr. Silver was granted 4,128 restricted stock units in 2018. As of February 28, 2019, Mr. Silver had outstanding stock options to purchase 104,000 shares of our common stock and 4,128 restricted stock units.

Report of the Audit Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the below audit committee report shall not be deemed filed with the United States Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

The audit committee of our board of directors is composed of three members. The audit committee acts under a written charter, which is available for review on our website at www.ceva-dsp.com.

The audit committee has reviewed our audited financial statements for 2018 and has discussed these financial statements with our management and our independent auditors.

Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The audit committee is responsible for providing independent, objective oversight of these processes.

The audit committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the audit committee, including the matters required to be discussed by the statement on Auditing Standards No. 1301.

Our independent auditors also provided the audit committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding its communications with the audit committee concerning independence. Our auditors are required annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on their independence. The audit committee has discussed with the auditors their independence from us.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for 2018. The audit committee has also recommended the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) and, based on our recommendation, the board of directors has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent auditors for the fiscal year ending December 31, 2019, subject to stockholder ratification.

By the Audit Committee of the Board of Directors of CEVA, Inc.

Louis Silver (Chair) Zvi Limon Sven-Christer Nilsson

Independent Auditors Fees and Other Matters

The following table summarizes the fees for professional services provided by Ernst & Young,* our independent auditors, billed to us for each of the last 2 fiscal years:

Fee Category	2018 ($)	2017 ($)
Audit Fees (1)	280,576	275,000
Audit-Related Fees(2)	——	35,000
Tax Fees (3)	49,593	254,270
Other Fees (4)	18,509
Total Fees	348,678	564,270

*Fees are billed by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.

(1)

Audit fees consist of fees for the annual audit, the reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and statutory audits required internationally and services related to internal control reviews and assistance with Section 404 internal control reporting requirements. Fees for services related to internal control reviews and assistance with Section 404 internal control reporting requirements are based on fees received to date and estimated fees yet to be billed.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services related to consultations and audits in connection with new revenue recognition ASC606 rules in 2017 and consultations concerning financial accounting and reporting standards generally.

(3)	Tax fees consisted of fees for tax compliance, tax advice, tax audit and tax planning services.

(4)	Management consulting on budget-related accounting systems.

All fees described above were approved by the audit committee of the board of directors.

Pre-Approval Policy and Procedures

The audit committee has adopted an audit and non-audit services pre-approval policy relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. Under this policy, in 2018, the audit committee pre-approved the provision by Ernst & Young of specified audit services, including the audit of CEVA’s consolidated financial statements for 2018, review of CEVA’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, audit of CEVA’s effectiveness of internal control over financial report and statutory audit and tax returns for the Israeli subsidiary. The audit committee also pre-approved the provision by Ernst & Young of specified audit related services, including services associated with SEC registration statements, consultation with company management about accounting or disclosure treatment of transactions or events and auditors’ confirmation on specific financial data. Furthermore, the audit committee also pre-approved the provision by Ernst & Young of specified tax related services, including a project relating to implementation of the new revenue recognition rules, international and domestic tax planning and audit, advice and compliance, tax only valuation services, expatriation tax assistance and compliance, non-direct taxes consultation, relocation tax services and due diligent related services.

Both the audit committee and the independent auditor believe the implementation of this policy will not adversely affect the auditor’s independence.

PROPOSAL 2 — APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK TO 45,000,000

Our Certificate of Incorporation, as amended (the “Certificate”) currently authorizes us to issue a total of 60,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our board of directors has approved, and is seeking stockholder approval of, an amendment to the Certificate (the “Authorized Shares Amendment”) to implement a reduction in the number of shares of authorized common stock from 60,000,000 shares to 45,000,000. As of the Record Date, we had 21,972,816 shares issued and outstanding. No other changes to the Certificate are being proposed, and the Authorized Shares Amendment will not modify the number of shares held by, or the rights of, existing stockholders.

Purpose of the Amendment and Restatement

Our board’s primary reason for approving the Authorized Shares Amendment is to reduce the amount of our annual franchise tax in the State of Delaware, while still maintaining a sufficient number of authorized shares to permit us to act promptly with respect to future financings, acquisitions, additional issuances, and for other corporate purposes. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Therefore, the amount of this tax will be decreased if we reduce the number of authorized shares of our common stock.

Effects of the Amendment and Restatement

If the proposed Authorized Shares Amendment is approved, the number of authorized shares of common stock of the company will be reduced to 45,000,000. The Authorized Shares Amendment will not change the par value of the shares of our common stock, affect the number of shares of our common stock that are outstanding, or affect the legal rights or privileges of holders of existing shares of common stock. The reduction will not have any effect on any outstanding equity incentive awards to purchase our common stock.

The proposed decrease in the number of authorized shares of common stock could have adverse effects on us. Our Board will have less flexibility to issue shares of common stock, including in connection with a potential merger or acquisition, stock dividend or follow on offering. In the event that our board determines that it would be in our best interest to issue a number of shares of common stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized common stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders. However, our board believes that these potential risks are outweighed by the anticipated benefits of reducing our Delaware franchise tax obligations.

The full text of the proposed Authorized Shares Amendment is attached to this proxy statement as Appendix A.

Effective Date

If our stockholders approve the proposed Authorized Shares Amendment, it will become effective upon filing with the Secretary of State of the State of Delaware, which the Company anticipates doing as soon as practicable following stockholder approval. However, even if our stockholders approve the proposed amendment, our board of directors reserves the right to elect not to proceed with the amendment if, at any time prior to filing the amendment, our board determines that it is no longer in the best interests of the company and its stockholders to proceed with the Authorized Shares Amendment.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AUTHORIZED SHARES AMENDMENT.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF KOST FORER GABBAY & KASIERER (A MEMBER OF ERNST & YOUNG GLOBAL) AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

Our audit committee has selected Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our auditors for the current fiscal year, subject to ratification by our stockholders at the annual meeting. We expect a representative of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to be available via teleconference at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Neither our by-laws nor other governing documents or law require stockholder ratification of the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as our independent accountants. However, the audit committee of the board of directors is submitting the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the company and its stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KOST FORER GABBAY & KASIERER (A MEMBER OF ERNST & YOUNG GLOBAL) AS OUR AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 4 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, added Section 14A to the Securities Exchange Act of 1934, as amended, which enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

At last year’s annual meeting, we provided our stockholders with the opportunity to cast an advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2018 annual meeting of stockholders. At our 2018 annual meeting, our stockholders approved the proposal with approximately 93% of the votes cast voting in favor of the proposal. Also our 2018 annual meeting, our Stockholders approved yearly frequency advisory vote regarding the compensation of our named executive officers.

As described in detail under the heading “Compensation Discussion and Analysis,” our compensation philosophy supports our key business objectives of creating value for, and promoting the interests of, our stockholders. In order to align the interests of our executives with those of our stockholders, we believe that our executive compensation arrangements must provide our named executive officers with competitive compensation opportunities, based upon both their contribution to the development and financial success of the company and their personal performance. We believe our executive compensation arrangements strike the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

●

We provide a significant part of executive compensation in the form of performance based incentives. The goals under the performance-based bonus plan are generally challenging. Bonuses under the performance-based plan are capped and a significant portion of the bonuses would not be payable for a particular year if the company fails to achieve the specified financial goals.

o

100% of the 2018 Executive Bonus Plan is based upon the company’s achievement of financial performance targets, consisting of a 2018 total revenues target and an annual non-GAAP fully diluted EPS target. For the 2019 Executive Bonus Plan, 80% of the payable bonus is based upon the company’s achievement of the same type of financial performance targets.

o

The bonus payable to Messrs. Wertheizer and Arieli is subject to two financial thresholds such that if the company fails to meet the financial thresholds in 2018, all or a portion of the bonus would not be payable.

o	The bonus payable to Messrs. Wertheizer and Arieli is subject to target and maximum award opportunities to further incentivize our executive officers.

●

Our compensation arrangements for the named executive officers are simple, consisting principally of base salary, annual bonus, which may or may not be awarded annually based on a performance-based bonus plan established for that year, and long-term incentive award, currently in the form of restricted stock units, which again may or may not be awarded annually at the discretion of our compensation committee.

●	We align base salaries with strong pay-for-performance orientation and our compensation committee generally takes a conservative approach on base salary increases.

●

A significant portion of our named executive officers’ compensation is in the form of long-term incentive awards. Moreover, our compensation committee generally takes a conservative approach on grants of long-term incentive awards.

●	We do not provide any nonqualified defined contribution or other deferred compensation plans to our named executive officers.

●	We do not provide tax gross-ups to our named executive officers.

●	None of the employment agreements with our named executive officers includes any “single trigger” change-in-control provisions or golden parachute arrangements.

●	The perquisites offered to our named executive officers based in Israel are those generally provided to all of our employees based in Israel.

●	The only prerequisite offered to our U.S.-based named executive officer is participating in and matching under our 401(k) plan, a prerequisite provided to all U.S. employees.

●

Our compensation committee is updated on compensation best practices and trends. The committee from time to time, as appropriate, engages the services of a compensation consultant to provide advice on compensation trends and market information to assist the committee in designing our compensation programs and making compensation decisions.

The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the compensation of our named executive officers, as described in this proxy statement. The vote is advisory, and therefore it is not binding on the company, our compensation committee or our board of directors. Our compensation committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 4.

Accordingly, we ask our stockholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the compensation of the named executive officers, as disclosed in the company’s proxy statement for the 2019 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING AND
NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS

Pursuant to Rule 14a-8 under the Exchange Act and our by-laws, any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2020 annual meeting of stockholders, including nomination of directors, must be submitted to our office at CEVA, Inc., 1174 Castro Street, Suite 210, Mountain View, California 94040, Attention: Corporate Secretary, no later than December 11, 2019.

The proxies to be solicited by our board of directors for the 2020 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if we fail to receive notice of such stockholder’s proposal for the meeting by February 24, 2020.

In addition to providing timely advanced notice of any matter a stockholder wishes to present at an annual meeting of stockholders, with respect to general stockholder proposals, the stockholder also must submit the following relevant information in writing with respect to the proposal to the attention of our corporate secretary at our principle executive offices: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the stockholder proposing such business, (iii) the class and number of shares of our common stock which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, (v) as to the stockholder giving the notice and any Stockholder Associated Person (as defined below), whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of our common stock (each, a “Relevant Hedge Transaction”), (vi) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to our common stock, whether or not such instrument or right shall be subject to settlement in the underlying common stock or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of our common stock (a “Derivative Instrument”), (b) any rights to dividends on the shares of our common stock owned beneficially by such stockholder that are separated or separable from the underlying common stock, (c) any proportionate interest in shares of our common stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a partner or, directly or indirectly, beneficially owns an interest in a partner and (d) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our common stock or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and (vii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent to a stockholder proposal. A “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of our common stock owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person. Subject to any exclusions permitted by applicable law, only stockholder proposals submitted in accordance with the above requirements will be presented at any annual meeting. The chairman of the meeting may, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and, if he should so determine, he may declare at the meeting that any such business not properly brought before the meeting will not be transacted.

With respect to recommendations of director nominee(s), in addition to providing timely advanced notice of any matter stockholders wish to present at an annual meeting of stockholders, the stockholder must submit the following relevant information in writing to the attention of our corporate secretary at our principle executive offices: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of our common stock which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) the information set forth in the above paragraph relating to general stockholder proposals. Once the nomination and corporate governance committee receives the stockholder recommendation, it may deliver to the prospective candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the nomination and corporate governance committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement or other regulatory filings, if nominated.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please call or write us at the following address or phone number: CEVA, Inc., 1174 Castro Street, Mountain View, California 94040, Attention: Corporate Secretary, (650) 417-7900, ir@ceva-dsp.com. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you have received multiple copies and in the future would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

OTHER MATTERS

Our board of directors presently knows of no other business that will be presented for consideration at the annual meeting other than those described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

It is important that proxies be cast promptly. Therefore, stockholders are requested to cast their proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not they expect to attend the meeting in person. If you request a paper proxy card, please complete, date, and sign the form of proxy and return it promptly in the envelope provided.

By order of the board of directors,
/s/ Gideon Wertheizer
Gideon Wertheizer
Chief Executive Officer

April 9, 2019
Mountain View, California

CEVA, INC.

ANNUAL MEETING OF STOCKHOLDERS
May 20, 2019

This Proxy is solicited on behalf of the Board of Directors of CEVA, Inc. (the “Company”)

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoint(s) Gideon Wertheizer and Yaniv Arieli (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Monday, May 20, 2019, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

In their discretion, the proxies are authorized to vote upon such other matters which may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: The notice, proxy statement and 2018 annual report are available at http://materials.proxyvote.com/157210.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF

CEVA, INC.

May 20, 2019

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒.

1.	To elect eight directors as specifically set forth below:

NOMINEES

Eliyahu Ayalon: ☐    Zvi Limon: ☐   Bruce A. Mann: ☐    Maria Marced: ☐   Peter McManamon: ☐

Sven-Christer Nilsson: ☐   Louis Silver: ☐   Gideon Wertheizer: ☐

☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority as shown here: ☒

2.	To approve an amendment to our certificate of incorporation to reduce the number of shares of authorized common stock to 45,000,000

☐   FOR ☐   AGAINST ☐ ABSTAIN

3.	To ratify the selection of Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global) as independent auditors of the company for the fiscal year ending December 31, 2019.

☐   FOR ☐   AGAINST ☐ ABSTAIN

4.	Advisory vote to approve named executive officer compensation.

☐   FOR ☐   AGAINST ☐ ABSTAIN

The shares of common stock of CEVA, Inc. represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified herein, this proxy will be voted for each of the above named director nominees, for proposals 2, 3 and 4 and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.

Please vote, date, sign and return promptly in the enclosed postage pre-paid envelope.

The undersigned acknowledges receipt of the Notice of Internet Availability of Proxy Materials, Proxy Statement and 2018 Annual Report.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder sign __________________________ Date: ________________________

ANNUAL MEETING OF STOCKHOLDERS OF

CEVA, INC.

May 20, 2019

Note: Please sign exactly as the name appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Appendix A

The Amended and Restated Certificate of Incorporation of CEVA, Inc., a Delaware corporation (the “Company”), is hereby amended as follows:

Article IV of the Company’s Amended and Restated Certificate of Incorporation is amended and restated as follows:

“The total number of shares of all classes of stock that the Corporation is authorized to issue is FIFTY MILLION (50,000,000) shares, with a par value of one tenth of one cent ($0.001) per share. FORTY FIVE MILLION (45,000,000) shares shall be Common Stock, with a par value of one tenth of one cent ($0.001) per share, and FIVE MILLION (5,000,000) shares shall be Preferred Stock, with a par value of one tenth of one cent ($0.001) per share.”